UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-41816	88-1513509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd., Fort Lawn,
SC
29714
(Address of principal executive offices) (Zip Code)

(916) 573-3803
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in an 8-K filed by Northann Corp. (the “
Company
”), on August 21, 2026, the Company received written notification (the “
Notice
”) from NYSE Regulation that NYSE Regulation has determined to commence proceedings to delist the Company’s common stock, par value $0.001 per share from the NYSE American LLC (the “
Exchange
”).

On August 28, 2026, the Company submitted a request for oral hearing and review of the NYSE Regulation’s determination to the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange.

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed, on June 8, 2026, LAO Professionals, an independent registered public accounting firm, resigned as the independent registered public accounting firm of the Company.

On August 26, 2026, the Company’s Audit Committee appointed TQ International, PLLC (“
TQ
”) to be the Company’s independent registered public accounting firm.  In addition to performing duties customary to that position, TQ will also audit the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025, and review the Company’s unaudited interim financial information for the periods ended March 31, 2026 and June 30, 2026, subject to customary client acceptance procedures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: August 31 , 2026	By:	/s/ Bradley C. Lalonde
	Name:	Bradley C. Lalonde
	Title:	Chairman of the Board

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